Exhibit 99(i)

November 15, 2022

First American Funds, Inc.

800 Nicollet Mall

Minneapolis, MN 55402

Ladies and Gentlemen:

We have acted as counsel to First American Funds, Inc., a Minnesota corporation (the “Company”), in rendering the opinion hereinafter set forth with respect to the authorization of the following series and classes of the Company’s common shares, par value $.01 per share, which are also known by the names set forth opposite their respective series and class designations:

Series and Class:	Name:
Series B, Class One	Institutional Prime Obligations Fund, Class Y
Series B, Class Seven	Institutional Prime Obligations Fund, Class T
Series B, Class Eight	Institutional Prime Obligations Fund, Class Z
Series B, Class Nine	Institutional Prime Obligations Fund, Class V
Series C, Class One	Government Obligations Fund, Class Y
Series C, Class Two	Government Obligations Fund, Class D
Series C, Class Three	Government Obligations Fund, Class X
Series C, Class Four	Government Obligations Fund Class A
Series C, Class Five	Government Obligations Fund, Class Z
Series C, Class Six	Government Obligations Fund, Class V
Series C, Class Seven	Government Obligations Fund, Class T
Series C, Class Eight	Government Obligations Fund, Class P
Series C, Class Nine	Government Obligations Fund, Class U
Series D, Class One	Treasury Obligations Fund, Class Y
Series D, Class Two	Treasury Obligations Fund, Class D
Series D, Class Three	Treasury Obligations Fund, Class X
Series D, Class Four	Treasury Obligations Fund, Class A
Series D, Class Five	Treasury Obligations Fund, Class Z
Series D, Class Seven	Treasury Obligations Fund, Class V
Series D, Class Eight	Treasury Obligations Fund, Class P
Series D, Class Nine	Treasury Obligations Fund, Class T
Series F, Class Three	Retail Tax Free Obligations Fund, Class Y
Series F, Class Five	Retail Tax Free Obligations Fund, Class A
Series F, Class Six	Retail Tax Free Obligations Fund, Class Z
Series F, Class Seven	Retail Tax Free Obligations Fund, Class V
Series F, Class Eight	Retail Tax Free Obligations Fund, Class T
Series I, Class One	U.S. Treasury Money Market Fund, Class A
Series I, Class Two	U.S. Treasury Money Market Fund, Class D
Series I, Class Three	U.S. Treasury Money Market Fund, Class Y
Series I, Class Four	U.S. Treasury Money Market Fund, Class Z
Series I, Class Five	U.S. Treasury Money Market Fund, Class V
Series I, Class Six	U.S. Treasury Money Market Fund, Class T
Series J, Class One	Retail Prime Obligations Fund, Class A
Series J, Class Two	Retail Prime Obligations Fund, Class T
Series J, Class Three	Retail Prime Obligations Fund, Class V
Series J, Class Four	Retail Prime Obligations Fund, Class X
Series J, Class Five	Retail Prime Obligations Fund, Class Y
Series J, Class Six	Retail Prime Obligations Fund, Class Z

50 South Sixth Street | Suite 1500 | Minneapolis, MN | 55402-1498 | T 612.340.2600 | F 612.340.2868 | dorsey.com

First American Funds, Inc.
November 15, 2022

The shares of the Company referred to above are referred to herein collectively as the “Shares.”

We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company’s Registration Statement on Form N-1A (1933 Act Registration No. 002-74747) relating to such shares (the “Registration Statement”). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company’s articles of incorporation as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Minnesota in effect at all times after the date of this opinion.

Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

Dorsey & Whitney LLP

JVH